UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Dell Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	80-0890963
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Dell Way Round Rock, Texas	78682
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class C Common Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-226618

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The shares to be registered hereunder are shares of Class C Common Stock, par value $0.01 per share (the “Class C Common Stock”), of Dell Technologies Inc. (the “Registrant”). A description of the Class C Common Stock is set forth under the headings “Management of Dell Technologies After the Class V Transaction,” “Description of Capital Stock Before and After the Class V Transaction—Capital Structure After the Class V Transaction,” “Description of Capital Stock Before and After the Class V Transaction—Restrictions on Corporate Actions,” “Description of Capital Stock Before and After the Class V Transaction—Preemptive Rights” and “Comparison of Rights of Class V Stockholders and Class C Stockholders” in the proxy statement/prospectus dated October 19, 2018, and as amended or supplemented, as applicable, under the headings “Update to Management of Dell Technologies After the Class V Transaction,” “Update to Description of Capital Stock Before and After the Class V Transaction,” and “Update to Comparison of Rights of Class V Stockholders and Class C Stockholders” in the supplement to the proxy statement/prospectus dated November 26, 2018, in each case forming part of the Registrant’s Registration Statement on Form S-4 (File No. 333-226618), as amended (including, without limitation, any post-effective amendment filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Act”)), relating to the Class C Common Stock, filed with the Securities and Exchange Commission under the Act, and such description is hereby incorporated herein by reference in this Form 8-A.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DELL TECHNOLOGIES INC.

By:	/s/ Janet Bawcom
Name:	Janet Bawcom
Title:	Senior Vice President and Assistant Secretary (Duly Authorized Officer)

Date: December 26, 2018